Exhibit 99.1

             America Service Group Announces Third Quarter Results

    BRENTWOOD, Tenn.--(BUSINESS WIRE)--Oct. 27, 2003--America Service Group Inc. (NASDAQ:ASGR):

    Third Quarter Highlights:

    --  Net income of $5.3 million in the quarter

    --  Adjusted EBITDA of $5.8 million in the quarter

    --  Net cash provided by operations of $9.6 million in the quarter

    -- Net Debt Outstanding decreased $10.1 million in the quarter to $15.5 million

    -- Successful start-up of Pennsylvania Department of Corrections contract

    America Service Group Inc. announced today results for the third quarter and nine months ended September 30, 2003.
    "This was a quarter of improved operating performance and renewed growth," commented Michael Catalano, chairman, president and chief executive officer of America Service Group. "Improved operating results were reflected in our increased net income, cash flows and reduced debt levels. The Company demonstrated renewed growth by our successful start-up of the Pennsylvania Department of Corrections contract, the largest correctional healthcare contract awarded this year. Marketing momentum was further demonstrated by the announcement that the Company has been selected for the award of the Alabama Department of Corrections contract, the second largest correctional healthcare contract offered for bid this year."

    FAS 144 Impact on Income Statement Presentation Format

    As noted in our annual report on Form 10-K, the Company is applying the discontinued operations provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 ("FAS 144") to all service contracts that expire subsequent to January 1, 2002. FAS 144 requires the Company to follow the income statement presentation format described in FAS 144. The results of operations of contracts that expire, less applicable income taxes, are classified on the Company's consolidated income statement separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The application of the FAS 144 accounting presentation to expired contracts has no impact on net income, earnings per share, total cash flows or stockholders' equity.
    As a result of the application of FAS 144, "healthcare revenues" and "healthcare expenses" on the Company's consolidated income statement for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss "Total Revenues," "Total Healthcare Expenses," and "Total Gross Margin," which will include all of the Company's revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses.

    Third Quarter and Nine Months Ended September 30, 2003

    Healthcare revenues for the third quarter of 2003 were $140.2 million, an increase of 25.7% over the prior year quarter. For the nine months ended September 30, 2003, healthcare revenues were $397.3 million, an increase of 23.7% over the prior year period. Total Revenues for the third quarter of 2003 were $146.5 million, an increase of 3.6% over the prior year quarter. For the nine months ended September 30, 2003, Total Revenues were $420.7 million, an increase of 0.7% over the prior year period.
    Healthcare expenses for the third quarter of 2003 were $130.6 million, or 93.1% of healthcare revenues, as compared with $104.1 million, or 93.4% of healthcare revenues, in the prior year quarter. For the nine months ended September 30, 2003, healthcare expenses were $371.2 million, or 93.4% of healthcare revenues, as compared with $300.9 million, or 93.7% of healthcare revenues in the prior year period. Total Healthcare Expenses for the third quarter of 2003 were $137.0 million, or 93.5% of Total Revenues, as compared with $132.9 million, or 94.0% of Total Revenues, in the prior year quarter. For the nine months ended September 30, 2003, Total Healthcare Expenses were $394.0 million, or 93.7% of Total Revenues, as compared with $392.1 million, or 93.9% of Total Revenues, in the prior year period.
    As previously noted in its announcement of second quarter results, the Company increased its reserve for loss contracts at June 30, 2003, by $4.5 million to cover potential future losses under the Kansas Department of Corrections (Kansas DOC) contract, assuming it ran to its expiration date of June 30, 2005. On August 22, 2003, the Company announced that it had entered into a General Assignment, Novation and Assumption Agreement with Health Cost Solutions, Inc. (HCS) to transfer the Kansas DOC contract to HCS, effective October 1, 2003. Beginning October 1, 2003, HCS became solely responsible for the performance of the Kansas DOC contract, and the Company has no obligation to the Kansas DOC or HCS related to HCS' performance of the contract. The Company will pay HCS net consideration of $5.6 million in 21 monthly installments, commencing October 31, 2003, and continuing through June 30, 2005. The net consideration of $5.6 million is comprised of payments of $6.5 million to assume the Company's obligations under the Kansas DOC contract, less $0.9 million of fixed assets and inventory purchased from the Company by HCS. As a result of the financial terms of the Company's agreement with HCS, the Company has decreased its reserve for loss contracts at September 30, 2003, by $1.7 million. This decrease in the reserve, as well as the second quarter increase in the reserve of $4.5 million, is reflected as a component of income (loss) from discontinued operations, net of tax, in the Company's income statements.
    Gross margin for the third quarter of 2003 was $9.6 million, or 6.9% of healthcare revenues, as compared with $7.4 million, or 6.6% of healthcare revenues, in the prior year quarter. Gross margin for the nine months ended September 30, 2003, was $26.2 million, or 6.6% of healthcare revenues, as compared with $23.6 million, or 7.3% of healthcare revenues in the prior year period. Included in the prior year first nine months gross margin was the positive impact of a reduction in the Company's loss contract reserve of $3.3 million recorded in the second quarter. Total Gross Margin for the third quarter of 2003 was $9.5 million, or 6.5% of Total Revenues, as compared with $8.5 million, or 6.0% of Total Revenues, in the prior year quarter. For the nine months ended September 30, 2003, Total Gross Margin was $26.7 million, or 6.3% of Total Revenues, as compared with $25.6 million, or 6.1% of Total Revenues, in the prior year period.
    Selling, general and administrative expenses for the third quarter of 2003 were $3.7 million, or 2.6% of healthcare revenues, as compared with $3.4 million, or 3.0% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the nine months ended September 30, 2003, were $10.7 million, or 2.7% of healthcare revenues, as compared with $11.0 million, or 3.4% of healthcare revenues, in the prior year period. Selling, general and administrative expenses as a percentage of Total Revenues for the third quarter and first nine months of 2003 were 2.5%, as compared with 2.4% and 2.6% respectively, of Total Revenues in the prior year periods.
    Adjusted EBITDA for the third quarter of 2003 was $5.8 million, an increase of 14.4%, as compared with $5.1 million in the prior year quarter. For the nine months ended September 30, 2003, Adjusted EBITDA was $16.0 million, an increase of 8.8%, as compared with $14.7 million in the prior year period. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization and increases or reductions in the Company's loss contract reserve. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.
    Depreciation and amortization expense for the third quarter of 2003 was $1.0 million, as compared with $1.2 million in the prior year quarter. For the nine months ended September 30, 2003, depreciation and amortization expense was $3.2 million, as compared with $3.5 million in the prior year period.
    Net interest expense for the third quarter of 2003 was $883,000, a 27.8% reduction from $1.2 million in the prior year quarter. For the nine months ended September 30, 2003, net interest expense was $2.9 million, a 36.3% reduction from $4.6 million in the prior year period.
    Income tax expense was $287,000 in the third quarter of 2003, as compared with $322,000 in the prior year quarter. For the nine months ended September 30, 2003, income tax expense was $698,000, as compared with $214,000 in the prior year period.
    Income from continuing operations for the third quarter of 2003 was $3.7 million, or 2.7% of healthcare revenues, as compared with $1.2 million, or 1.1% of healthcare revenues in the prior year quarter. For the nine months ended September 30, 2003, income from continuing operations was $8.6 million, or 2.2% of healthcare revenues, as compared with $4.3 million, or 1.3% of healthcare revenues in the prior year period. The prior year period benefited from the $3.3 million reduction in the loss contract reserve recorded in the second quarter of 2002.
    Income from discontinued operations, net of tax for the third quarter of 2003 was $1.6 million, as compared with $1.1 million in the prior year quarter. For the first nine months of 2003, the loss from discontinued operations, net of tax was $2.3 million, as compared with income from discontinued operations, net of tax of $5.3 million in the prior year period. Schedules of the components of the income from discontinued operations for the third quarter and first nine months of 2003 and 2002 are set forth below (in thousands).



                                            Three Months Ended
                                     Sept. 30,  % of  Sept. 30,  % of
                                       2003   Revenue   2002   Revenue
                                     -------  ------  -------  ------
Healthcare revenues                   $6,294   100.0  $29,877   100.0
Healthcare expenses                    6,403   101.7   28,764    96.3
Reduction in loss contract reserve     1,714    27.2     --      --
                                     -------  ------  -------  ------
 Gross margin                          1,605    25.5    1,113     3.7
Depreciation and amortization              3    --         28     0.1
                                     -------  ------  -------  ------
 Income from discontinued
  operations before tax                1,602    25.5    1,085     3.6
Income tax provision                    --      --          9    --
                                     -------  ------  -------  ------
Income from discontinued operations,
 net of tax                           $1,602    25.5   $1,076     3.6
                                     =======  ======  =======  ======

                                              Nine Months Ended
                                     Sept. 30,  % of  Sept. 30,  % of
                                       2003   Revenue   2002   Revenue
                                     -------  ------  -------  ------
Healthcare revenues                   23,395   100.0  $96,555   100.0
Healthcare expenses                   22,885    97.8   91,174    94.4
Reduction in loss contract reserve     1,714     7.3     --      --
Increase in loss contract reserve      4,500    19.2     --      --
                                     -------  ------  -------  ------
 Gross margin                         (2,276)   (9.7)   5,381     5.6
Depreciation and amortization             22     0.1       78     0.1
                                     -------  ------  -------  ------
 Income (loss) from discontinued
  operations before tax               (2,298)   (9.8)   5,303     5.5
Income tax provision                      21     0.1       22    --
                                     -------  ------  -------  ------
Income (loss) from discontinued
 operations, net of tax              $(2,319)   (9.9)  $5,281     5.5
                                     =======  ======  =======  ======

    Net income for the third quarter of 2003 was $5.3 million, as compared with net income of $2.3 million in the prior year quarter. For the nine months ended September 30, 2003, net income was $6.3 million, as compared with $9.6 million in the prior year period. The current year third quarter and first nine months results reflect the positive impact of the reduction in the Company's loss contract reserve of $1.7 million recorded as a component of income from discontinued operations, net of tax. Also reflected in the current year first nine months results is the negative impact of the increase in the Company's loss contract reserve of $4.5 million in the second quarter recorded as a component of income from discontinued operations, net of tax. Reflected in the prior year first nine months results was the positive impact of a reduction in the Company's loss contract reserve of $3.3 million recorded in the second quarter.
    Net income per common share for the third quarter of 2003 was $0.84 basic and $0.81 diluted, as compared with $0.41 basic and diluted in the prior year quarter. For the nine months ended September 30, 2003, net income per common share was $1.00 basic and $0.98 diluted, as compared with $1.75 basic and $1.72 diluted in the prior year period. The current year third quarter and first nine months results reflects the positive impact of the reduction in the Company's loss contract reserve of $1.7 million recorded as a component of income from discontinued operations, net of tax. Also reflected in the current year first nine months results is the negative impact of the increase in the Company's loss contract reserve of $4.5 million in the second quarter recorded as a component of income from discontinued operations, net of tax. Reflected in the prior year first nine months results was the positive impact of a reduction in the Company's loss contract reserve of $3.3 million recorded in the second quarter.
    Net cash provided by operating activities for the third quarter of 2003 was $9.6 million, as compared with $6.9 million in the prior year quarter. Included as a reduction to net cash provided by operating activities was utilization of the loss contract reserve of $1.5 million in the third quarter of 2003, as compared with $1.2 million in the prior year quarter. For the nine months ended September 30, 2003, net cash provided by operating activities was $18.5 million, as compared with $11.2 million in the prior year period. Included as a reduction to net cash provided by operating activities was utilization of the loss contract reserve of $4.4 million in the nine months ended September 30, 2003, as compared with $5.2 million in the prior year period.
    Total debt decreased $8.2 million in the third quarter of 2003 to $24.2 million. In the first nine months of 2003, total debt was reduced $21.8 million. Net Debt Outstanding was $15.5 million at September 30, 2003, as compared with $25.6 million at June 30, 2003, $36.0 million at December 31, 2002, and $37.9 million at September 30, 2002. The Company defines "Net Debt Outstanding" as total debt outstanding less cash, cash equivalents and restricted cash.
    Consistent with guidance in the Financial Accounting Standards Board Emerging Issues Task Force Consensus 95-22, "Balance Sheet Classification of Borrowings Outstanding Under Revolving Credit Agreements that Include Both a Subjective Acceleration Clause and a Lock-Box Agreement," the Company has classified its revolving credit facility balance outstanding at September 30, 2003, of $20.6 million as a current liability. The classification of the revolving credit facility as a current liability is entirely the result of a combination of a typical material adverse effect acceleration clause in the loan agreement and the existence of a mandatory lock-box agreement. The revolving credit facility has a final expiration date of October 31, 2005.
    A listen-only simulcast and replay of America Service Group's third quarter conference call and a copy of the press release containing the related financial information will be available online at www.asgr.com or www.fulldisclosure.com on October 28, 2003, beginning at 11:00 a.m. Eastern time.
    America Service Group Inc., based in Brentwood, Tennessee, is the leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates.
    This press release may contain "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risk and uncertainty that actual results may differ materially from those projected in the forward-looking statements including, without limitation, risks related to the following: the Company's ability to retain existing client contracts and obtain new contracts; whether or not government agencies continue to privatize correctional healthcare services; increased competition for new contracts and renewals of existing contracts; the Company's ability to execute its expansion strategies; the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage; and the Company's dependence on key personnel. A discussion of these important factors and assumptions regarding the statements and risks involved is contained in the Company's annual report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.


                      AMERICA SERVICE GROUP INC.
                     CONSOLIDATED INCOME STATEMENT
                 (In thousands, except per share data)

                                            Three Months Ended
                                     Sept. 30,  % of  Sept. 30,  % of
                                       2003   Revenue   2002   Revenue
                                     --------  -----  --------  -----
Healthcare revenues                  $140,184  100.0  $111,498  100.0
Healthcare expenses                   130,555   93.1   104,122   93.4
                                     --------  -----  --------  -----
  Gross margin                          9,629    6.9     7,376    6.6
Selling, general and
 administrative expenses                3,692    2.6     3,394    3.0
Depreciation and amortization           1,042    0.8     1,228    1.1
                                     --------  -----  --------  -----
  Income from operations                4,895    3.5     2,754    2.5
Interest, net                             883    0.6     1,223    1.1
                                     --------  -----  --------  -----
  Income before income
   tax provision                        4,012    2.9     1,531    1.4
Income tax provision                      287    0.2       322    0.3
                                     --------  -----  --------  -----
  Income from continuing operations     3,725    2.7     1,209    1.1
Income from discontinued
 operations, net of tax                 1,602    1.1     1,076    1.0
                                     --------  -----  --------  -----
  Net income                           $5,327    3.8    $2,285    2.1
                                     ========  =====  ========  =====

Income per common share - basic:
  Income from continuing operations     $0.59            $0.22
  Income from discontinued
   operations, net of tax                0.25             0.19
                                     --------         --------
    Net income                          $0.84            $0.41
                                     ========         ========

Income per common share - diluted:
  Income from continuing operations     $0.56            $0.22
  Income from discontinued
   operations, net of tax                0.25             0.19
                                     --------         --------
    Net income                          $0.81            $0.41
                                     ========         ========

Weighted average shares outstanding:
  Basic                                 6,357            5,526
                                     ========         ========
  Diluted                               6,601            5,631
                                     ========         ========

                      AMERICA SERVICE GROUP INC.
                     CONSOLIDATED INCOME STATEMENT
                 (In thousands, except per share data)

                                             Nine Months Ended
                                     Sept. 30,  % of  Sept. 30,  % of
                                       2003   Revenue   2002   Revenue
                                     --------  -----  --------  -----
Healthcare revenues                  $397,309  100.0  $321,180  100.0
Healthcare expenses                   371,150   93.4   300,915   93.7
Reduction in loss contract reserve       --     --       3,320    1.0
                                     --------  -----  --------  -----
  Gross margin                         26,159    6.6    23,585    7.3
Selling, general and
 administrative expenses               10,694    2.7    10,958    3.4
Depreciation and amortization           3,200    0.8     3,495    1.1
                                     --------  -----  --------  -----
  Income from operations               12,265    3.1     9,132    2.8
Interest, net                           2,947    0.8     4,627    1.4
                                     --------  -----  --------  -----
  Income before income
   tax provision                        9,318    2.3     4,505    1.4
Income tax provision                      698    0.1       214    0.1
                                     --------  -----  --------  -----
  Income from continuing operations     8,620    2.2     4,291    1.3
Income (loss) from discontinued
 operations, net of tax                (2,319)  (0.6)    5,281    1.7
                                     --------  -----  --------  -----
  Net income                           $6,301    1.6    $9,572    3.0
                                     ========  =====  ========  ======

Income per common share - basic:
  Income from continuing operations     $1.37            $0.78
  Income (loss) from discontinued
   operations, net of tax               (0.37)            0.97
                                     --------         --------
    Net income                          $1.00            $1.75
                                     ========         ========

Income per common share - diluted:
  Income from continuing operations     $1.33            $0.77
  Income (loss) from discontinued
   operations, net of tax               (0.35)            0.95
                                     --------         --------
     Net income                         $0.98            $1.72
                                     ========         ========

Weighted average shares outstanding:
  Basic                                 6,287            5,472
                                     ========         ========
  Diluted                               6,458            5,578
                                     ========         ========


                      AMERICA SERVICE GROUP INC.
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                   Sept. 30,  Dec. 31,
                                                     2003      2002
                                                   --------  --------
                                ASSETS

Current assets:
  Cash and cash equivalents                          $8,714    $3,770
  Restricted cash                                     --        6,250
  Accounts receivable, healthcare
   and other less allowances                         64,114    72,477
  Inventories                                         5,917     6,390
  Prepaid expenses and other
   current assets                                    18,548    13,100
                                                   --------  --------
Total current assets                                 97,293   101,987
Property and equipment, net                           4,448     6,240
Goodwill, net                                        43,896    43,896
Contracts, net                                       10,827    12,048
Other intangibles, net                                1,333     1,483
Other assets                                          5,526     5,852
                                                   --------  --------
Total assets                                       $163,323  $171,506
                                                   ========  ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                  $42,897   $40,892
  Medical claims liability                           14,028    13,697
  Accrued expenses                                   36,902    33,482
  Deferred revenue                                   12,735     6,203
  Current portion of loss
   contract reserve                                     451     3,306
  Current portion of long-term debt                   1,667     1,667
  Revolving credit facility classified
   as current per EITF 95-22                         20,580    41,135
                                                   --------  --------
Total current liabilities                           129,260   140,382
Noncurrent portion of accounts
 payable and accrued expenses                         8,179     7,924
Noncurrent portion of loss
 contract reserve                                       425     5,681
Long-term debt, net of current portion                1,944     3,194
                                                   --------  --------
Total liabilities                                   139,808   157,181
Stockholders' equity:
  Common stock                                           64        61
  Additional paid-in capital                         39,360    36,561
  Stockholders' notes receivable                     (1,154)   (1,241)
  Accumulated deficit                               (14,755)  (21,056)
                                                   --------  --------
Total stockholders' equity                           23,515    14,325
                                                   --------  --------
Total liabilities and
 stockholders' equity                              $163,323  $171,506
                                                   ========  ========

                      AMERICA SERVICE GROUP INC.
                 CONSOLIDATED STATEMENT OF CASH FLOWS
                            (In thousands)

                                                   Nine Months Ended
                                                        Sept. 30,
                                                     2003      2002
                                                   --------  --------
Operating Activities:
Net income                                           $6,300    $9,572
Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization                      3,221     3,573
   Loss on retirement of fixed assets                   179      --
   Finance cost amortization                            423       821
   Increase in loss contract reserve                  4,500      --
   Reduction in loss contract reserve                (1,714)   (3,320)
   Interest on stockholders' notes receivable           (54)      (58)
   Other comprehensive income
    charged to interest expense                        --         542
   Changes in operating assets and liabilities:
    Accounts receivable, healthcare and other         8,363    (2,021)
    Inventories                                         285       271
    Prepaid expenses and other current assets        (5,448)   (7,410)
    Other assets                                        (95)      397
    Accounts payable                                 (1,246)   10,361
    Medical claims liability                            331    (1,269)
    Accrued expenses                                  1,294     2,299
    Deferred revenue                                  6,532     2,668
    Loss contract reserve                            (4,397)   (5,188)
                                                   --------  --------
    Net cash provided by operating activities        18,474    11,238
                                                   --------  --------

Investing Activities:
Capital expenditures                                   (918)     (925)
                                                   --------  --------
    Net cash used in investing activities              (918)     (925)
                                                   --------  --------

Financing Activities:
Net payments on line of credit and term loan        (21,805)  (16,511)
Decrease in restricted cash                           6,250      --
Payment of deferred financing costs                    --        (550)
Proceeds from stockholder notes receivable              141        83
Issuance of common stock                                205      --
Exercise of stock options                             2,597      --
                                                   --------  --------
    Net cash used in financing activities           (12,612)  (16,978)
                                                   --------  --------

Net increase (decrease) in cash
 and cash equivalents                                 4,944    (6,665)
Cash and cash equivalents at beginning of period      3,770    10,382
                                                   --------  --------
Cash and cash equivalents at end of period           $8,714    $3,717
                                                   ========  ========


                      AMERICA SERVICE GROUP INC.
   DISCUSSION AND RECONCILIATION OF NON-GAAP MEASURES (In thousands)

    This release contains certain financial information not derived in accordance with accounting principles generally accepted in the United States ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliation to the most comparable GAAP measure is included below.

    Adjusted EBITDA

    The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization and increases or reductions in the Company's loss contract reserve. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.
    The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company's results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, bankers and analysts. The Company's management, bankers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance.
    Adjusted EBITDA is utilized by management, bankers and analysts to compare the Company's current operating results with the corresponding periods in the previous year and to compare the Company's operating results with other companies in the healthcare industry. The Company has recorded significant adjustments to its reserve for loss contracts during the nine months ended September 30, 2003, and the year ended December 31, 2002, and it is possible that such charges could occur in future periods. The amounts recognized for these adjustments can vary significantly from period to period and complicate quarterly operational comparisons of the Company's results of operations and comparisons with other healthcare companies.
    Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.



            RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

                                                   Three Months Ended
                                                        Sept. 30,
                                                      2003      2002
                                                   --------  --------
Net income                                           $5,327    $2,285
Depreciation and taxes included in income
 from discontinued operations                             3        37
Reduction in loss contract reserve included
 in income from discontinued operations              (1,714)     --
Income tax provision                                    287       322
Interest, net                                           883     1,223
Depreciation and amortization                         1,042     1,228
                                                   --------  --------
Adjusted EBITDA                                      $5,828    $5,095
                                                   ========  ========

                                                    Nine Months Ended
                                                        Sept. 30,
                                                     2003      2002
                                                   --------  --------
Net income                                           $6,301    $9,572
Depreciation and taxes included in income
 from discontinued operations                            43       100
Increase in loss contract reserve included
 in income from discontinued operations               4,500      --
Reduction in loss contract reserve included
 in income from discontinued operations              (1,714)     --
Income tax provision                                    698       214
Interest, net                                         2,947     4,627
Depreciation and amortization                         3,200     3,495
Reduction in loss contract reserve                     --      (3,320)
                                                   --------  --------
Adjusted EBITDA                                     $15,975   $14,688
                                                   ========  ========


    NET DEBT OUTSTANDING

    The Company defines Net Debt Outstanding as total debt outstanding less cash, cash equivalents and restricted cash. The Company believes that Net Debt Outstanding provides useful information regarding the Company's indebtedness and is useful to investors to assist them in analyzing liquidity. The Company uses Net Debt Outstanding as well as other financial measures in connection with its decision-making activities. Net Debt Outstanding should not be considered in isolation or as a substitute for financial information provided in the Company's consolidated balance sheet and statement of cash flows calculated in accordance with GAAP. The Company's method for calculating Net Debt Outstanding may not be comparable to methods used by other companies.


                  CALCULATION OF NET DEBT OUTSTANDING

                            Sept. 30,   Jun. 30,   Dec. 31,  Sept. 30,
                              2003       2003       2002       2002
                            --------   --------   --------   --------
Current portion of
 long-term debt               $1,667     $1,667     $1,667   $   --
Revolving credit facility     20,580     28,351     41,135     41,589
Long-term debt, net
 of current portion            1,944      2,361      3,194       --
Cash and cash equivalents     (8,714)    (6,799)    (3,770)    (3,717)
Restricted cash                 --         --       (6,250)      --
                            --------   --------   --------   --------
Net Debt Outstanding         $15,477    $25,580    $35,976    $37,872
                            ========   ========   ========   ========


    TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN

    The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses.
    The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company's performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of FAS 144, "healthcare revenues," "healthcare expenses," and "gross margin" on the Company's consolidated income statement for any period presented will only include revenues and expenses from continuing contracts.


        RECONCILIATION OF HEALTHCARE REVENUES TO TOTAL REVENUES

                                                   Three Months Ended
                                                        Sept. 30,
                                                     2003      2002
                                                   --------  --------
Healthcare revenues                                $140,184  $111,498
Healthcare revenues included in
 income from discontinued operations                  6,294    29,877
                                                   --------  --------
Total Revenues                                     $146,478  $141,375
                                                   ========  ========

                                                    Nine Months Ended
                                                        Sept. 30,
                                                     2003      2002
                                                   --------  --------
Healthcare revenues                                $397,309  $321,180
Healthcare revenues included in
 income (loss) from discontinued operations          23,395    96,555
                                                   --------  --------
Total Revenues                                     $420,704  $417,735
                                                   ========  ========

  RECONCILIATION OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

                                                   Three Months Ended
                                                        Sept. 30,
                                                     2003       2002
                                                   --------  --------
Healthcare expenses                                $130,555  $104,122
Healthcare expenses included in income
 from discontinued operations                         6,403    28,764
                                                   --------  --------
Total Healthcare Expenses                          $136,958  $132,886
                                                   ========  ========

                                                    Nine Months Ended
                                                        Sept. 30,
                                                     2003      2002
                                                   --------  --------
Healthcare expenses                                $371,150  $300,915
Healthcare expenses included in income
 (loss) from discontinued operations                 22,885    91,174
                                                   --------  --------
Total Healthcare Expenses                          $394,035  $392,089
                                                   ========  ========

         RECONCILIATION OF GROSS MARGIN TO TOTAL GROSS MARGIN

                                                   Three Months Ended
                                                        Sept. 30,
                                                    2003        2002
                                                   --------  --------
Gross margin                                         $9,629    $7,376
Gross margin included in income
 from discontinued operations                         1,605     1,113
Reduction in loss contract reserve included
 in income from discontinued operations              (1,714)     --
                                                   --------  --------
Total Gross Margin                                   $9,520    $8,489
                                                   ========  ========

                                                    Nine Months Ended
                                                        Sept. 30,
                                                     2003      2002
                                                   --------  --------
Gross margin                                        $26,159   $23,585
Gross margin included in income (loss)
 from discontinued operations                        (2,276)    5,381
Increase in loss contract reserve included
 in income from discontinued operations               4,500      --
Reduction in loss contract reserve included
 in income from discontinued operations              (1,714)     --
Reduction in loss contract reserve                     --      (3,320)
                                                   --------  --------
Total Gross Margin                                  $26,669   $25,646
                                                   ========  ========


    CONTACT: America Service Group Inc., Brentwood
             Michael Catalano, 615-373-3100
             or
             Michael W. Taylor, 615-373-3100